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                                  EXHIBIT 6(i)

                             Charter of MassMutual


                                     Ch 160

                         COMMONWEALTH OF MASSACHUSETTS.


             In the year One Thousand Eight Hundred and Fifty-one.


                                     AN ACT


        to incorporate the Massachusetts Mutual Life Insurance Company.



Be it enacted by the Senate and House of Representatives in General Court assembled, and by the authority of the same, as follows- Section 1. Alexander H.
                                                         ----------
Avery, James M. Thompson, William Rice, their associates and successors, are hereby made a corporation, by the name of the Massachusetts Mutual Life
Insurance Company, in the town of Springfield, for the purpose of making insurance on lives, with all the powers and privileges and subject to all the duties, liabilities and restrictions set forth in the forty-fourth chapter of the Revised Statutes. Section 2. There shall be an original guarantee capital
                      ----------
stock subscribed to the said corporation, which shall be one hundred thousand dollars, to be divided into shares by the corporation, half of which shall be paid in, in money, before the said corporation shall go into operation for the purpose of making insurance; the other half of the said stock may be called for by the directors, from time to time, when they deem it necessary or expedient, and shall be paid in by the holders of the stock which shall always stand pledged to the corporation, for all such assessments so called for. Section 3.
                                                                    ----------
At the first meeting of the corporation, a number of directors, not less than eight, shall be chosen by the subscribers to the guarantee stock, who shall hold their offices for one year, and until others shall be chosen in their stead; at all subsequent elections of directors, the number shall be such as may be provided for by a previous vote of the directors, not less than seven, or by-law of the corporation; and in case of no provision on this subject, the number shall be the same as at the first election, one half of whom shall be elected by the stockholders, and the other half by the assured members who are not holders of guarantee stock, voting in separate bodies; the directors shall all be either stockholders or assured, and on ceasing to be such shall cease to hold the said office. Section 4. Whenever the net surplus receipts of the corporation, over
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the losses and expenses, and after providing for risks, shall be sufficient for the purpose, the stockholders shall be entitled to an annual dividend of seven per cent, or to such less dividend as may be agreed upon at the time of subscribing for the stock; and in case such dividends shall not be made in any one year, it shall be made good at a subsequent period, when the net resources of the company shall be sufficient for paying the same. Section 5. The funds of
                                                        ----------
the said corporation shall be invested in such purposes and
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loans as are permitted to Savings Banks, in the seventy-eighth and seventy-ninth sections of the thirty-sixth chapter of the Revised Statutes, and in the forty-fourth chapter of the Acts of the year one thousand eight hundred and forty one. The said company may hold real estate to an amount not exceeding ten thousand dollars, for the purpose of securing suitable offices for the institution.
Section 6. After providing for risks, losses, incidental expenses, and dividends
----------
as aforesaid, the directors shall set apart one quarter of the estimated surplus funds and receipts as a reserved fund, to be applied to the redemption of the guarantee stock; and whenever, after the expiration of ten years from the time of organizing the company the amount of such reserved fund shall be sufficient for the purpose, the assured shall vote to redeem the said guarantee stock the same shall be redeemed. Section 7. Upon the redemption and extinguishment of the
                        ----------
guarantee stock, under the provisions of the sixth section, the directors shall be chosen by the assured. Section 8. At the expiration of every period of five
                          ----------
years from the time of the organization of the company, the remaining three quarters of the estimated surplus funds and receipts shall be reimbursed to and among the assured in proportion to the whole amount of premiums paid during the preceding five years. Section 9. The said corporation shall, on the third Monday
                      ----------
of January, in every year, pay over to the trustees of the Massachusetts General Hospital, one third of the net profits, if any, which shall have arisen from insurance on lives, made during the preceding year.


                    House of Representatives    May 10th 1851

                    Passed to be enacted        N.P. Banks Jr  Speaker


                    In Senate                   May 14th 1851

                    Passed to be enacted        Henry Wilson President

                    May 15th, 1851.

                    Approved.

                    Geo. S. Boutwell.


                       The Commonwealth of Massachusetts

                            Office of the Secretary

                                     Boston,

     I hereby certify the foregoing to be a true copy and that the same is on file in this office.

Witness the Great Seal of The Commonwealth.

Secretary of The Commonwealth.
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                                   Chap. 72

                        COMMONWEALTH OF MASSACHUSETTS.

            In the year One Thousand Eight Hundred and Sixty-four,

                                    AN ACT

        to authorize the Massachusetts Mutual Life Insurance Company to increase its investment in Real Estate.


Be it enacted by the Senate and House of Representatives in General Court assembled, and by the authority of the same, as follows: Section 1. The Massachusetts Mutual Life Insurance Company is hereby authorized to hold real estate in the city of Springfield, to an amount not exceeding in cost Forty thousand dollars, in addition to the amount of Ten thousand dollars now authorized to be held by them. Section 2. This act shall take effect upon its passage.


House of Representatives,           Feby 29, 1864
  Passed to be enacted,                                Alex. H. Bullock Speaker.

In Senate,                          March 2 1864.

Passed to be enacted,      J.E. Field  President.


March 3rd 1864.            Approved, --John A. Andrew.


The Commonwealth of Massachusetts

Office of the Secretary

Boston,

I hereby certify the foregoing to be a true copy and that the same is on file in this office.

Witness the Great Seal of The Commonwealth.


Secretary of The Commonwealth.
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                                   Chap. 43.

                        COMMONWEALTH OF MASSACHUSETTS.

             In the year One Thousand Eight Hundred and Sixty-six,

                                    AN ACT

        to authorize the Massachusetts Mutual Life Insurance Company to increase its investments in real estate.


Be it enacted by the Senate and House of Representatives in General Court assembled, and by the authority of the same, as follows: Section 1. The Massachusetts Mutual Life Insurance Company is hereby authorized to invest an amount not exceeding fifty thousand dollars in the purchase of real estate in the city of Springfield, for the site of a building, to be used wholly or in part, for the purposes of said corporation, and for the erection and preparation of said building; said amount to be in addition to fifty thousand dollars now authorized to be held by said company in real estate: and all income if any arising from such real estate shall be devoted exclusively to the interests of said corporation. Section 2. Said company is hereby authorized to redeem at par, and extinguish, all or any part of its original guarantee capital stock, whenever so directed by a vote of the assured, and to appropriate for this purpose so much of its funds as may be necessary.

House of Representatives,           February 17th 1866.

  Passed to be enacted,        James M. Stone, Speaker.

In Senate,                     February 19 1866.

  Passed to be enacted,        Joseph A. Pond, President.


February 20, 1866.

     Approved. -- Alex. H. Bullock

The Commonwealth of Massachusetts

Office of the Secretary

Boston,

     I hereby certify the foregoing to be a true copy and that the same is on file in this office.

Witness the Great Seal of The Commonwealth.

Secretary of The Commonwealth.